UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF

THE SECURITIES EXCHANGE ACT OF 1934

ATLAS GROWTH PARTNERS, L.P.

(Exact name of registrant as specified in its charter)

Delaware	80-0906030
(State or Other Jurisdiction of Incorporation)	(I.R.S. Employer Identification No.)
Park Place Corporate Center One 1000 Commerce Drive, Suite 400 Pittsburgh, Pennsylvania	15275
(Address of Principal Executive Offices)	(Zip Code)

(800) 251-0171

(Registrant’s telephone number, including area code)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective upon filing pursuant to General Instruction A.(c), check the following box.  ☐

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.  ☒

Securities to be registered pursuant to Section 12(b) of the Act: None

Securities Act registration statement file number to which this form relates: Form S-1, File No. 333-207537

Securities to be registered pursuant to Section 12(g) of the Act: (1) Common Units representing limited partner interests; (2) Warrants to purchase common units at an exercise price of $10.00 per common unit

Item 1.	Description of Registrant’s Securities to Be Registered.

The common units represent limited partner interests in Atlas Growth Partners, L.P., a Delaware partnership (the “Registrant”). Each common unit represents a fractional part of all interests held by the limited partners in the partnership. The holders of common units are entitled to participate in the Registrant’s distributions and exercise the rights or privileges available to holders of common units. The warrants entitle the holders to purchase a number of common units at an exercise price of $10.00 per common unit. A description of the common units and warrants is contained in the sections entitled “Summary—The Offering,” “Cash Distribution Policy and Restrictions on Distributions,” “Terms of the Offering,” “Units Eligible for Future Sale,” “Material Federal Income Tax Consequences,” “Summary of the Partnership Agreement,” “Description of the Common Units” and “Description of the Warrants” in the prospectus included in the Registrant’s registration statement on Form S-1, as amended (File No. 333-207537) (the “Registration Statement”). Those sections are incorporated herein by reference.

Item 2.	Exhibits.

The following exhibits are incorporated herein by reference from the Registration Statement:

3.1	Partnership Agreement of Atlas Growth Partners, L.P., dated February 11, 2013 (incorporated by reference to Exhibit 3.2 to Atlas Growth Partners, L.P.’s Registration Statement on Form S-1, initially filed on October 20, 2015 (File No. 333-207537)).

3.2	Form of First Amended and Restated Limited Partnership Agreement of Atlas Growth Partners, L.P. (incorporated by reference to Exhibit 3.3 to Atlas Growth Partners, L.P.’s Registration Statement on Form S-1, initially filed on October 20, 2015 (File No. 333-207537)).

10.1	Form of Warrant Agreement (incorporated by reference to Exhibit 10.5 to Atlas Growth Partners, L.P.’s Registration Statement on Form S-1, initially filed on October 20, 2015 (File No. 333-207537)).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, Atlas Growth Partners, L.P. has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

ATLAS GROWTH PARTNERS, L.P.

	By:	Atlas Growth Partners GP, LLC, its general partner

Date: April 4, 2016	By:	/s/ Jeffrey M. Slotterback
Jeffrey M. Slotterback Chief Financial Officer

(Principal Financial Officer)

EXHIBIT INDEX

3.1	Partnership Agreement of Atlas Growth Partners, L.P., dated February 11, 2013 (incorporated by reference to Exhibit 3.2 to Atlas Growth Partners, L.P.’s Registration Statement on Form S-1, initially filed on October 20, 2015 (File No. 333-207537)).

3.2	Form of First Amended and Restated Limited Partnership Agreement of Atlas Growth Partners, L.P. (incorporated by reference to Exhibit 3.3 to Atlas Growth Partners, L.P.’s Registration Statement on Form S-1, initially filed on October 20, 2015 (File No. 333-207537)).

10.1	Form of Warrant Agreement (incorporated by reference to Exhibit 10.5 to Atlas Growth Partners, L.P.’s Registration Statement on Form S-1, initially filed on October 20, 2015 (File No. 333-207537)).